Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)

Bright Health Group Inc.
(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Plan	Security Class Title	Fee Calculation Rule	Amount Registered(1) (2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Amended and Restated 2021 Omnibus Incentive Plan	Common stock, $0.0001 par value per share	457(c) and 457(h)	155,038,841		$0.191	(3)	$29,612,418	0.00011020	$3,263
			1,583,518	(4)	$2.00	(5)	$3,167,036	0.00011020	$350
Total Offering Amounts			156,622,359		$0.221		$32,779,454		$3,613
Total Fee Offsets									–
Net Fee Due									$3,613

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) which become issuable under the Registrant's Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”) and being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of the Common Stock.

(2)	Represents (i) an increase of 30,000,000 additional shares of Common Stock available for issuance under the Plan, effective as of May 4, 2023, (ii) 61,361,201 shares of Common Stock for issuance pursuant to a provision in the Plan that automatically increases the number of shares available under the Plan by five percent (5%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year (the “Evergreen Provision”), which such increases occurred on January 1, 2022 and January 1, 2023; and (iii) 63,677,640 shares of Common Stock for issuance pursuant to the operation of the Evergreen Provision for the next two years. Shares available for issuance under the Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on June 28, 2021 (Registration No. 333-257477).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 15, 2023.
(4)	Represents Common Stock issuable upon exercise of outstanding options with fixed exercise prices under the Plan, with a weighted average exercise price of 2.00 per share.
(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the weighted average price at which such options may be exercised.